AMENDMENT NUMBER 3 TO EMPLOYEE LABOR AGREEMENT

THIS AMENDMENT NUMBER 3 TO EMPLOYEE LABOR AGREEMENT, dated as of August 12, 2014 (this “Amendment”), is entered into by and between Nutrastar International Inc., a Nevada corporation (the “Company”) and Robert Tick (the “Employee”).

WHEREAS, the Company and the Employee are parties to that certain Employee Labor Agreement, dated as of July 16, 2010 (the “Employment Agreement”), Amendment Number 1 to the Employee Labor Agreement, dated as of January 24, 2011 and Amendment Number 2 to the Employee Labor Agreement, dated as of August 8, 2013 (“Amendments 1 & 2”). The parties to this Amendment desire to amend the Employment Agreement and Amendments 1 & 2, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto agree as follows:

SECTION 1. Amendment.

Section 2 of the Employment Agreement is hereby deleted and shall be replaced with the following language:

2.

Term: The term of the Employment Agreement shall be “at will”, meaning that either you or the Company will be entitled to terminate the Employment Agreement at any time, with a ninety (90 days) advance written notice.

Sections 3A of the Employment Agreement are hereby deleted and shall be replaced with the following language:

3.	Salary and Bonus

	A.	You monthly base salary effective July 1, 2014 is US$17,000 and shall be paid at the last day of each month to the bank account designated by you.

SECTION 2. Full Force and Effect. All other provisions of the Employment Agreement not specifically amended in this Amendment shall remain in full force and effect.

SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada.

SECTION 4. Entire Agreement. This Amendment along with the Employment Agreement and Amendments 1 & 2 contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

SECTION 5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

NUTRASTAR INTERNATIONAL INC.

By:

/s/ Lianyun Han
Name: Lianyun Han
Title: Chief Executive Officer

EMPLOYEE:

/s/ Robert Tick
Name: Robert Tick